BLACKSKY REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

First Very-High Resolution Gen-3 Satellite Delivering Imagery Five Days from Launch
Company Secures Over $150 Million in Recent Contract Awards
2025 Total Revenue Forecasted to Grow 30% Over 2024

HERNDON, VA – March 6, 2025 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced the successful Gen-3 launch and imaging performance along with results for the fourth quarter and full year ended December 31, 2024.

“I’m happy to report that within 5 days of launch our new Gen-3 satellite is already exceeding customer expectations for initial very-high resolution image quality,” said Brian E. O’Toole, BlackSky CEO. “The addition of very-high resolution imagery to our high-frequency monitoring constellation enables us to deliver AI-derived insights at the speed of conflict, providing our customers with advanced space-based intelligence solutions. Building on this significant milestone, we are now set to begin a regular cadence of Gen-3 satellite launches to expand our capabilities. With early Gen-3 success and a number of significant recent contract wins, we’re off to a strong start to 2025.”

Full Year Financial Highlights:
•Revenue of $102.1 million
•Imagery & software analytical services revenue grew to $70.1 million
•Imagery & software analytical service cost of sales(1), as a percentage of revenue, improved to 20%
•Net loss(2) of $57.0 million
•Adjusted EBITDA(3) improved to $11.6 million compared to an Adjusted EBITDA loss of $1.0 million in the prior year

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.
(2) This represents our current estimate of net loss for the period ended December 31, 2024, which is subject to the completion of our financial closing procedures and adjustments that may result from the completion of the audit of our consolidated financial statements. As a result, this net loss estimate may differ from the actual net loss reported in our consolidated financial statements when they are completed and publicly disclosed in our Annual Report on Form 10-K..
(3) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

Recent Highlights
•Successfully launched first Gen-3 satellite and began delivering imagery that is exceeding customer expectations for initial image quality five days after launch
•The National Reconnaissance Office extended its subscription for Gen-2 imagery services under the Electro-Optical Commercial Layer program into 2026
•Awarded a more than $100 million seven-year subscription contract with an existing international customer for Gen-2 and Gen-3 satellite imagery
•Won multi-year contracts totaling approximately $20 million to support India’s commercial earth observation capabilities, including imagery services and a dedicated space asset
•Awarded a multi-year contract valued up to $200 million with the National Geospatial-Intelligence Agency under the Luno B program to provide mission-critical data and analytic services
•Won a multi-million-dollar expansion contract with the Defense Innovation Unit to demonstrate space-based tactical ISR capabilities and provide on orbit operations under the TACGEO program
•Awarded a six-figure contract with a new strategic international customer to provide on-demand Gen-2 imagery, analytic services, and training on BlackSky’s Spectra tasking and analytics platform
•Won a multi-year subscription contract with EMDYN, a geospatial intelligence fusion company, to deliver space-based imagery services to international customers
•Recent 2025 contract awards increases the December 31, 2024 backlog of $261 million to approximately $390 million

Financial Results
Revenues
Total revenue for the fourth quarter of 2024 was $30.4 million, down $5.1 million, or 14%, from the fourth quarter of 2023, which included a $7 million one-time benefit under the Company’s Indonesian contract. Imagery and software analytical services revenue was $17.5 million in the fourth quarter of 2024, down $1.6 million from the prior year period primarily due to the upfront delivery of $2 million of imagery orders for a project received in the fourth quarter of 2023. Professional and engineering services revenue was $12.9 million in the fourth quarter of 2024, compared to $16.5 million in the prior year period, which included approximately $7 million for progress to date activities on capabilities to be delivered under the Indonesian contract. Professional and engineering services contracts are milestone-based contracts that may have quarter-over-quarter revenue variability, in contrast to the imagery and software analytical services, which are typically recurring subscription-based revenues.

For the full year 2024, total revenue was $102.1 million, up $7.6 million, or 8%, from 2023. Imagery and software analytical services revenue was $70.1 million, up $4.7 million, or 7% over the prior year.

Cost of Sales(1)
Total cost of sales as a percentage of revenue improved to 23% for the fourth quarter of 2024, compared to 34% in the fourth quarter of 2023.

For the full year 2024, cost of sales as a percentage of revenue improved to 27%, compared to 36% in 2023.

Operating Expenses

Operating expenses for the fourth quarter of 2024 were $29.6 million, which included $2.8 million of non-cash stock-based compensation expense and $10.0 million in depreciation and amortization expenses. Operating expenses for the fourth quarter of 2023 were $28.1 million, which included $3.0 million in non-cash stock-based compensation expense and $10.7 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(3) for the fourth quarter of 2024 were $16.9 million, compared to cash operating expenses of $14.5 million for the fourth quarter of 2023. The year-over-year increase of $2.4 million was primarily due to investments in the business, including bringing satellite production capabilities in-house.

For the full year 2024, operating expenses were $119.0 million, which included $10.5 million of non-cash stock-based compensation expense and $43.5 million in depreciation and amortization expenses. For the full year 2023, operating expenses were $116.7 million, which included $10.1 million of non-cash stock-based compensation expense and $43.4 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses in 2024 were $64.9 million, compared to cash operating expenses of $63.1 million in 2023.

Net Loss(2)
Net loss for the fourth quarter of 2024 was $19.2 million, compared to a net loss of $3.8 million in the fourth quarter of 2023. The year-over-year increase in net loss of $15.4 million was primarily due to changes in the (loss)/gain on derivatives, which are driven by fluctuations in the Company’s equity warrants and other equity instruments that are measured at fair value and driven by the Company’s common stock price.

For the full year 2024, net loss was $57.0 million, compared to $53.9 million in 2023.

Adjusted EBITDA(3)
Adjusted EBITDA for the fourth quarter of 2024 was $7.4 million, compared to an adjusted EBITDA of $9.3 million in the fourth quarter of 2023, which included $6.5 million of specific project-based revenue and operating expense savings. Excluding the one-time benefit in the fourth quarter of 2023, adjusted EBITDA improved $4.6 million year-over-year primarily driven by strong operating leverage achieved through higher revenues and improved gross margins.

For the full year 2024, Adjusted EBITDA was $11.6 million, compared to an Adjusted EBITDA loss of $1.0 million in 2023, delivering a $12.7 million year-over-year improvement.

Balance Sheet & Capital Expenditures
As of December 31, 2024, cash and cash equivalents, restricted cash, and short-term investments totaled $53.8 million. The Company also anticipates receiving approximately $27.9 million in payments over the next 12 months as interim milestones on a few major customer contracts are met and expected to be billed. In addition, the Company received a $32 million cash prepayment in the first quarter of 2025 for work related to a recent contract win, further enhancing the Company’s liquidity. Capital expenditures for the fourth quarter of 2024 were $9.5 million and for the full year 2024 totaled $50.2 million.

2025 Outlook
BlackSky expects full year 2025 revenue to be between $125 million and $142 million, and full year 2025 adjusted EBITDA to be between $14 million and $22 million. In addition, the Company anticipates full year 2025 capital expenditures to be between $60 million and $70 million, primarily driven by investments in the production and deployment of Gen-3 satellites.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EST. Senior management will review the fourth quarter and full year results, discuss BlackSky’s business, and answer questions. To access the live webcast or the archived webcast following completion of the call, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” for the link to the webcast. A presentation accompanying the webcast can also be found on the investor relations website. To access the conference call, participants should dial 1-877-589-7299 or 1-201-689-8778 at least ten minutes prior to the start of the call. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13751159. The audio replay will be available from approximately 12:30 p.m. EST on March 6, 2025, through March 20, 2025.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence system that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; unrealized (gain) loss on certain warrants/shares classified as derivative liabilities; non-recurring transaction costs; severance; litigation, settlements, and related costs; impairment losses, income on equity method investment; transaction costs associated with debt and equity financings; and investment loss on short-term investments. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
pcabellon@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue
Imagery & software analytical services	$17,484	$19,039	$70,062	$65,391
Professional & engineering services	12,886	16,469	32,031	29,101
Total revenue	30,370	35,508	102,093	94,492
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	3,348	3,159	13,907	13,793
Professional & engineering service costs, excluding depreciation and amortization	3,519	8,851	13,525	19,988
Selling, general and administrative	19,078	17,328	74,069	72,617
Research and development	559	118	1,344	643
Depreciation and amortization	9,956	10,696	43,542	43,431
Total costs and expenses	36,460	40,152	146,387	150,472
Operating loss	(6,090)	(4,644)	(44,294)	(55,980)
(Loss) gain on derivatives	(11,408)	234	(2,815)	7,679
Income on equity method investment	1,401	3,252	1,401	4,165
Interest income	573	461	1,560	2,063
Interest expense	(3,382)	(2,679)	(12,187)	(9,306)
Other income (expense), net	75	1	56	(1,807)
Loss before income taxes	(18,831)	(3,375)	(56,279)	(53,186)
Income tax expense	(394)	(413)	(744)	(673)
Net loss	(19,225)	(3,788)	(57,023)	(53,859)
Other comprehensive income	—	—	—	—
Total comprehensive loss	$(19,225)	$(3,788)	$(57,023)	$(53,859)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(1.01)	$(0.21)	$(2.66)	$(3.18)

Weighted average common shares outstanding - basic and diluted	19,120	17,668	21,443	16,931

BLACKSKY TECHNOLOGY INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$13,056	$32,815
Restricted cash	1,322	619
Short-term investments	39,406	19,697
Accounts receivable, net of allowance of $45 and $151, respectively	14,701	7,071
Contract assets	27,852	15,213
Inventories	6,043	—
Prepaid expenses and other current assets	4,356	3,916
Total current assets	106,736	79,331
Property and equipment - net	45,614	67,116
Operating lease right of use assets - net	4,029	1,630
Goodwill	9,393	9,393
Intangible assets - net	6,508	1,357
Satellite procurement work in process	80,601	55,976
Other assets	1,461	9,263
Total assets	$254,342	$224,066
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$20,420	$11,573
Amounts payable to equity method investees	—	10,843
Contract liabilities - current	2,183	3,670
Debt - current portion	1,927	—
Other current liabilities	1,493	1,405
Total current liabilities	26,023	27,491
Operating lease liabilities	8,048	3,041
Derivative liabilities	17,964	15,149
Long-term debt - net of current portion	105,736	83,502
Other liabilities	2,387	1,724
Total liabilities	160,158	130,907
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 30,960 and 18,154 shares; outstanding, 30,663 shares and 17,855 shares as of December 31, 2024 and 2023, respectively.	3	2
Additional paid-in capital	750,174	692,127
Accumulated deficit	(655,993)	(598,970)
Total stockholders’ equity	94,184	93,159
Total liabilities and stockholders’ equity	$254,342	$224,066

BLACKSKY TECHNOLOGY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(57,023)	$(53,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	43,542	43,431
Transfer of satellite procurement work in process to engineering service costs	334	4,854
Operating lease right of use assets amortization	583	883
Bad debt expense	145	179
Stock-based compensation expense	11,169	10,862
Amortization of debt issuance costs and non-cash interest expense	9,207	7,967
Loss (gain) on derivatives	2,815	(7,679)
Non-cash interest income	(1,074)	(796)
Loss on impairment of assets	131	81
Loss on disposal of assets	44	127
Income on equity method investment	(1,401)	(4,165)
Other, net	321	—
Changes in operating assets and liabilities:
Accounts receivable	(7,775)	(4,137)
Contract assets - current and long-term	(4,989)	(16,299)
Prepaid expenses and other current assets	556	1,118
Other assets	2,428	1,328
Accounts payable and accrued liabilities	(4,080)	3,316
Other current liabilities	(356)	(1,041)
Contract liabilities - current and long-term	(978)	(3,053)
Other liabilities	17	(538)
Net cash used in operating activities	(6,384)	(17,421)
Cash flows from investing activities:
Purchase of property and equipment	(15,678)	(15,274)
Satellite procurement work in process	(34,558)	(28,441)
Purchases of short-term investments	(52,860)	(40,078)
Proceeds from maturities of short-term investments	34,225	59,110
Cash received from business acquisition	541	—
Proceeds from sale of equity method investment	—	9,450
Proceeds from sale of property and equipment	—	22
Net cash used in investing activities	(68,330)	(15,211)
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	47,009	32,733
Proceeds from issuance of debt	20,000	—
Proceeds from options exercised and ESPP shares purchased	308	10
Debt payments	(10,000)	—
Payments for debt issuance costs	(632)	—
Withholding tax payments on vesting of restricted stock units	(967)	(1,410)
Payments for deferred financing costs	—	(67)
Payments for deferred offering costs	(60)	—
Payments of transaction costs for debt modification	—	(1,311)
Payments of transaction costs related to derivative liabilities	—	(905)
Net cash provided by financing activities	55,658	29,050
Net decrease in cash, cash equivalents, and restricted cash	(19,056)	(3,582)
Cash, cash equivalents, and restricted cash – beginning of year	33,434	37,016
Cash, cash equivalents, and restricted cash – end of year	$14,378	$33,434

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net loss	$(19,225)	$(3,788)	$(57,023)	$(53,859)
Interest income	(573)	(461)	(1,560)	(2,063)
Interest expense	3,382	2,679	12,187	9,306
Income tax expense	394	413	744	673
Depreciation and amortization	9,956	10,696	43,542	43,431
Stock-based compensation expense	2,925	3,137	11,169	10,862
Loss (gain) on derivatives	11,408	(234)	2,815	(7,679)
Non-recurring transaction costs	231	—	459	—
Litigation, settlements, and related costs	218	—	355	—
Severance	—	28	219	590
Impairment losses	60	81	131	81
Income on equity method investment	(1,401)	(3,252)	(1,401)	(4,165)
Transaction costs associated with debt and equity financings	—	—	—	1,738
Investment loss on short-term investments	—	—	—	55
Adjusted EBITDA	$7,375	$9,299	$11,637	$(1,030)

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Operating expenses	$29,593	$28,142	$118,955	$116,691
Stock-based compensation for selling, general and administrative costs	(2,779)	(2,969)	(10,526)	(10,118)
Depreciation and amortization	(9,956)	(10,696)	(43,542)	(43,431)
Cash operating expenses	$16,858	$14,477	$64,887	$63,142